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                                                                  EXHIBIT 3 (iv)



                              ARTICLES OF AMENDMENT

                            DATED SEPTEMBER 16, 1997

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                              ARTICLES OF AMENDMENT

                                       OF

                          HENRY COUNTY BANCSHARES, INC.

     Pursuant to O.C.G.A. (S)14-2-1006 of the Georgia Business Corporation Code, HENRY COUNTY BANCSHARES, INC., a Georgia Corporation, hereby submits the following Articles of Amendment:

                                       1.

     The name of the Corporation is HENRY COUNTY BANCSHARES, INC., and the charter number of the Corporation is 8207562.

                                       2.

     Article V of the Articles of Incorporation is hereby amended by striking said Article in its entirety and substituting in lieu thereof a new ARTICLE V to read as follows:

                                    ARTICLE V

     The Corporation shall have authority, acting by its board of directors, to issue not more than Ten Million (10,000,000) shares of Common Stock. Each issued and unissued share to have a par value of $2.50. All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                                       3.

     The amendment was duly adopted on September 11, 1997.

                                       4.

     The foregoing Amendment was adopted by the board of directors and shareholder action was not required.



     IN WITNESS WHEREOF, HENRY COUNTY BANCSHARES, INC., has caused these Articles of Amendment to be executed by its duly authorized officers on this the 16/th/ day of September, 1997.

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                                         HENRY COUNTY BANCSHARES, INC.



                                         By:______________________________
                                              Robert O. Linch,
                                              Its Chairman of the Board
                                         By:______________________________
                                              Hans M. Broder, Jr.,
                                              Its President